Exhibit 99.1

For Release:  4:01 p.m. Eastern, May 9, 2013

MOLYCORP REPORTS FIRST QUARTER 2013 RESULTS

HIGHLIGHTS:

•
The Company sold 3,274 metric tons (mt) of product at an average sales price, or ASP, of $44.71 per kilogram for the first quarter of 2013. Net revenues for the quarter were $146.4 million, up 9% from the fourth quarter of 2012.

•	For the quarter, the Company reported a net loss of $0.33 per share. The Company reported a loss of $0.15 per share for the quarter on an adjusted non-GAAP basis.

•
All key production assets at the Company's new Mountain Pass Rare Earth Facility ("Molycorp Mountain Pass facility") are operational and ramping up to the facility's initial planned annual run rate of 19,050 mt of rare earth oxides ("REO") equivalent by mid-year 2013.

Greenwood Village, CO (May 9, 2013, 4:01 p.m. Eastern) — Molycorp, Inc. (NYSE: MCP) (“Molycorp” or the “Company”) today announced financial and operating results for the first quarter of 2013.

FIRST QUARTER 2013 RESULTS

The Company reported consolidated net revenues of $146.4 million during the first quarter of 2013, a 9% increase over the fourth quarter of 2012.

The Company sold 3,274 mt of product at an ASP of $44.71 per kilogram and generated a gross loss of $20.5 million during the quarter, as compared to a gross loss $20.5 million during the fourth quarter of 2012.

Molycorp reported a loss attributable to common stockholders of $50.1 million, or $0.33 per share. Adjusted loss per share of $0.15 in the first quarter eliminates the effect of operational expansion items, out-of-ordinary business expenses, and certain other non-cash items.

The Company reported negative cash flows from operating activities of $36.6 million during the quarter, and had $404.8 million in cash and cash equivalents as of March 31, 2013.

During the first quarter, Molycorp's cash capital expenditures were $181.1 million. For the remainder of 2013, the Company estimates that its cash capital expenditures will total approximately $250 million. Approximately $80 million of additional cash capital expenditures related to the Molycorp Mountain Pass facility modernization and expansion project are anticipated to be incurred in 2014, including discretionary expenditures required to expand production beyond the initial planned annual run rate of 19,050 mt, if and when market demand, product pricing, capital availability and financial returns justify such production.

The Company reiterates its expectation that its financial performance for the first half of 2013 will be weaker than the second half of 2012. This is due to typical seasonality resulting in slow rare earth sales in the first quarter, combined with the expectation that its Molycorp Mountain Pass facility will not achieve full-scale commercial production until mid-year 2013.

“Our ongoing production ramp-up at Mountain Pass remains on course, and our increasing production is allowing us to produce for end-use customers as well as provide greater feedstock to our downstream, value-added processing facilities,” said Constantine Karayannopoulos, Molycorp's President and CEO. “On the demand side, we are beginning to see signs of a return to more normal levels of demand as the year progresses.”

CONFERENCE CALL TODAY AT 4:30 P.M. EASTERN DAYLIGHT TIME

Molycorp will conduct a conference call today to discuss these results at 4:30 p.m. EDT, hosted by Mr. Karayannopoulos, President and Chief Executive Officer, Michael Doolan, Executive Vice President and Chief Financial Officer, and Geoff Bedford, Executive Vice President and Chief Operating Officer. Investors interested in participating in the live call from the

U.S. should dial 1 (877) 474-9506 and reference passcode number 54985844. Those calling from outside the U.S. should dial 1 (857) 244-7559 and use the same confirmation number.

There will also be a simultaneous live audio webcast available on the Investor Relations section of the Company's website at www.molycorp.com/investors. The webcast will be archived on the website. A PowerPoint presentation that will be broadcast live via webcast during the conference call will be made available on the website immediately prior to the call.

NON-GAAP ADJUSTED NET LOSS, EBITDA and ADJUSTED EBITDA

Adjusted net loss is a non-GAAP measure that excludes certain non-cash items and other out-of-ordinary business expense and operational expansion items. EBITDA is also a non-GAAP measure that excludes interest, tax, depreciation and amortization. Adjusted EBITDA consists of EBITDA excluding certain non-cash items and other out-of-ordinary business expense and operational expansion items. The Company's management believes adjusting out these items, including but not limited to purchase accounting adjustments, stock-based compensation, out-of-ordinary expenses/income, asset impairment charges and other miscellaneous charges, is useful to investors because it provides an overall understanding of the Company's historical financial performance and future prospects. Management believes adjusted net loss, EBITDA and adjusted EBITDA are an indication of the Company's base-line performance. Exclusion of these items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance.

# # #

FOR MORE INFORMATION:

Company Contacts:

Jim Sims, +1 (303) 843-8062
Vice President Corporate Communications
Jim.Sims@Molycorp.com

Brian Blackman, +1 (303) 843-8067
Vice President Investor Relations
Brian.Blackman@Molycorp.com

FINANCIAL STATEMENTS AND SUPPLEMENTARY TABLES

TABLE 1: BALANCE SHEETS

MOLYCORP, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$404,834	$227,790
Trade accounts receivable, net	63,147	52,430
Inventory	231,502	287,376
Deferred charges	6,110	9,412
Deferred tax assets	9,438	9,789
Income tax receivable	20,318	25,087
Prepaid expenses and other current assets	19,911	21,794
Total current assets	755,260	633,678
Non-current assets:
Deposits	26,639	26,769
Property, plant and equipment, net	1,645,374	1,544,304
Inventory	24,984	26,096
Intangible assets, net	441,677	450,938
Investments	65,497	65,126
Deferred tax assets	802	1,083
Goodwill	239,742	239,742
Other non-current assets	9,264	6,972
Total non-current assets	2,453,979	2,361,030
Total assets	$3,209,239	$2,994,708

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$136,862	$241,994
Accrued expenses	63,381	59,013
Income tax payable	15,591	15,267
Debt and capital lease obligations	28,788	39,604
Other current liabilities	4,589	3,539
Total current liabilities	249,211	359,417
Non-current liabilities:
Asset retirement obligation	17,572	18,586
Deferred tax liabilities	135,691	166,215
Debt and capital lease obligations	1,338,793	1,188,832
Derivative liability	7,028	7,816
Pension liabilities	3,338	3,292
Other non-current liabilities	2,417	2,659

	March 31, 2013	December 31, 2012
Total non-current liabilities	1,504,839	1,387,400
Total liabilities	$1,754,050	$1,746,817
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 350,000,000 shares authorized at March 31, 2013	189	139
Preferred stock, $0.001 par value; 5,000,000 shares authorized at March 31, 2013	2	2
Additional paid-in capital	1,939,071	1,680,838
Accumulated other comprehensive loss	(12,727)	(9,433)
Deficit	(481,699)	(434,476)
Total Molycorp stockholders’ equity	1,444,836	1,237,070
Noncontrolling interests	10,353	10,821
Total stockholders’ equity	1,455,189	1,247,891
Total liabilities and stockholders’ equity	$3,209,239	$2,994,708

TABLE 2: INCOME STATEMENTS

MOLYCORP, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenues	$146,367	$84,470
Costs of sales:
Costs excluding depreciation and amortization	(152,544)	(50,070)
Depreciation and amortization	(14,309)	(3,373)
Gross (loss) profit	(20,486)	31,027
Operating expenses:
Selling, general and administrative	(24,438)	(24,183)
Corporate development	(115)	(3,381)
Depreciation, amortization and accretion	(8,223)	(358)
Research and development	(6,405)	(3,650)
Operating loss	(59,667)	(545)
Other (expense) income:
Other income (expense)	260	(6,578)
Foreign exchange (loss) gain, net	(389)	1,604
Interest (expense) income, net of capitalized interest	(11,649)	85
	(11,778)	(4,889)
Loss before income taxes and equity earnings	(71,445)	(5,434)
Income tax benefit	28,112	2,183
Equity in results of affiliates	(3,072)	(227)
Net loss	(46,405)	(3,478)
Net income attributable to noncontrolling interest	(818)	—
Net loss attributable to Molycorp stockholders	$(47,223)	$(3,478)

Net loss	$(46,405)	$(3,478)
Other comprehensive income:
Foreign currency translation adjustments	(3,294)	2,530
Comprehensive loss	$(49,699)	$(948)
Comprehensive loss attributable to:
Molycorp stockholders	(48,881)	(948)
Noncontrolling interest	(818)	—
	$(49,699)	$(948)
Loss per share of common stock:
Basic	$(0.33)	$(0.07)
Diluted	$(0.33)	$(0.07)

TABLE 3: STATEMENTS OF CASH FLOWS

MOLYCORP, INC
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(46,405)	$(3,478)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation, amortization and accretion	22,532	3,731
Deferred income tax benefit	(35,097)	(3,725)
Inventory write-downs	40,129	6,563
Release of inventory step-up value	2,497	—
Stock-based compensation (benefit) expense	(325)	825
Unrealized loss on derivatives	—	6,641
Allowance for doubtful accounts	—	2,500
Foreign exchange loss	2,197	(1,668)
Other operating adjustments	(2,149)	259
Net change in operating assets and liabilities	(20,007)	4,379
Net cash (used in) provided by operating activities	(36,628)	16,027
Cash flows from investing activities:
Investment in joint ventures	(3,423)	(3,836)
Deposits	—	(459)
Capital expenditures	(181,103)	(206,463)
Other investing activities	(90)	2
Net cash used in investing activities	(184,616)	(210,756)
Cash flows from financing activities:
Capital contributions	—	390,225
Repayments of short-term borrowings—related party	—	(870)
Repayments of debt	(11,108)	(777)
Net proceeds from sale of common stock	248,147	—
Issuance of 5.50% Convertible Notes	165,600	—
Payments of preferred dividends	(2,846)	(2,846)
Dividend paid to noncontrolling interests	(1,286)	—
Other financing activities	(79)	(132)
Net cash provided by financing activities	398,428	385,600
Effect of exchange rate changes on cash	(140)	68
Net change in cash and cash equivalents	177,044	190,939
Cash and cash equivalents at beginning of the period	227,790	418,855
Cash and cash equivalents at end of period	$404,834	$609,794

TABLE 4: SEGMENT INFORMATION

Three months ended March 31, 2013	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other(b) (d)	Eliminations(a)	Total Molycorp, Inc.
Revenues:	(In thousands)
External	$14,658	$49,600	$54,678	$27,431		$—	$146,367
Intersegment	2,645	14,610	—	—		(17,255)	—
Total revenues	$17,303	$64,210	$54,678	$27,431		$(17,255)	$146,367

Depreciation, amortization and accretion	$(9,053)	$(5,537)	$(5,480)	$(2,403)	$(59)	$—	$(22,532)

Operating (loss) income	$(56,076)	$(3,306)	$6,763	$2,978	$(9,488)	$(538)	$(59,667)

(Loss) income before income taxes and equity earnings	$(55,644)	$(2,891)	$16,900	$3,731	$(33,003)	$(538)	$(71,445)

Total assets at March 31, 2013	$1,868,311	$605,858	$608,745	$109,615	$1,042,166	$(1,025,456)	$3,209,239

Capital expenditures (c)	$92,339	$2,961	$1,041	$2,931	$74	$—	$99,346

Three months ended March 31, 2012	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Corporate and other(b)	Eliminations(a)	Total Molycorp, Inc.
Revenues:	(In thousands)
External	$44,478	$7,320	$18,956	$13,716		$—	$84,470
Intersegment	1,832	3,210	—	—		(5,042)	—
Total revenues	$46,310	$10,530	$18,956	$13,716		$(5,042)	$84,470

Depreciation, amortization and accretion	$(2,114)	$(315)	$(76)	$(1,202)	$(24)	$—	$(3,731)

Operating income (loss)	$17,531	$(13,537)	$145	$1,392	$(19,843)	$13,767	$(545)

Income (loss) before income taxes	$17,599	$(12,894)	$(137)	$2,230	$(25,999)	$13,767	$(5,434)

Total assets at March 31, 2012	$1,675,653	$56,781	$24,313	$43,718	$630	$(112,342)	$1,688,753

Capital expenditures (c)	$259,438	$2,501	$100	$—	$—	$—	$262,039

(a)
The net elimination in operating results includes costs of sales eliminations of $16,717 and $18,809 for the three months ended March 31, 2013 and 2012, respectively, which consist of intercompany gross profits as well as eliminations of lower of cost or market adjustments related to intercompany inventory. The total assets elimination is comprised primarily of intercompany investments and intercompany accounts receivable and profits in inventory.

(b)
Corporate loss before income taxes and equity earnings includes business development costs, personnel and related costs, including stock-based compensation expense, accounting and legal fees, occupancy expense, information technology costs and interest expense. Total corporate assets is comprised primarily of cash and cash equivalents and deferred tax assets.

(c)	On an accrual basis excluding capitalized interest.

(d)	First quarter 2013 loss at the Corporate segment includes severance charges of $2,077.

TABLE 5: LOSS PER SHARE

	Three Months Ended March 31,
(In thousands, except share and per share amounts)	2013	2012
Net loss attributable to Molycorp stockholders	$(47,223)	$(3,478)
Dividends on Convertible Preferred Stock	(2,846)	(2,846)
Loss attributable to common stockholders	(50,069)	(6,324)
Weighted average common shares outstanding—basic	153,314,081	87,006,460
Basic loss per share	$(0.33)	$(0.07)

Weighted average common shares outstanding—diluted	153,314,081	87,006,460
Diluted loss per share	$(0.33)	$(0.07)

TABLE 6: PRODUCT REVENUES, VOLUMES, ASP

	Three Months Ended March 31,
Revenues (in thousands)	2013	2012
Resources (1)	$17,303	$46,310
Chemicals and Oxides (2)	64,210	10,530
Magnetic Materials and Alloys (3)	54,678	18,956
Rare Metals (4)	27,431	13,716
Intersegments eliminations	(17,255)	(5,042)
Total Net Revenues	$146,367	$84,470

	Three Months Ended March 31,
Volumes (in metric tons)	2013	2012
Resources	763	673
Chemicals and Oxides	1,866	277
Magnetic Materials and Alloys	1,263	168
Rare Metals	81	75
Intersegments eliminations	(699)	(235)
	3,274	958

	Years Ended December 31,
ASP per kilogram	2013	2012
Resources	$22.68	$68.81
Chemicals and Oxides	$34.41	$35.58
Magnetic Materials and Alloys	$43.29	$113.10
Rare Metals	$338.63	$182.88
1. The Resources segment includes the Company's operations at its Molycorp Mountain Pass facility where it conducts rare earth minerals extraction to produce: rare earth concentrates; REO, including lanthanum, cerium, neodymium, praseodymium and yttrium; heavy rare earth concentrate, which includes samarium, europium, gadolinium, terbium, dysprosium, and others; and SorbXTM , a line of proprietary rare earth-based water treatment products, formerly known as XSORBX.

2. The Chemicals and Oxides division includes: production of REO at the Company's operations in Sillamäe, Estonia; heavy rare earth oxides other custom engineered materials from the Company's facilities in Jiangyin, Jiangsu Province, China; and production of REO, salts of rare earth elements ("REEs"), zirconium-based engineered materials and mixed rare earth/zirconium oxides from the Company's facilities in Zibo, Shandong Province, China. Rare earth and zirconium applications from products made in this segment include catalytic converters, computers, television display panels, optical lenses, mobile phones, electronic chips, and many others.

3. The Magnetic Materials and Alloys segment includes: the production of Neo Powders™ through the Company's wholly-owned manufacturing facilities in Tianjin, China, and Korat, Thailand, under the Molycorp Magnequench brand. This operating segment also includes manufacturing of neodymium and samarium magnet alloys, other specialty alloy products and rare earth metals at the Molycorp Metals and Alloys ("MMA") facility, located in Tolleson, Arizona. Neo Powders™ are used in micro motors, precision motors, sensors, and other applications requiring high levels of magnetic strength, flexibility, small size, and reduced weight.

4. The Rare Metals segment produces, reclaims, refines and markets high value niche metals and their compounds that include gallium, indium, rhenium, tantalum, and niobium. Operations in this segment include the following: Quapaw, Oklahoma; Blanding, Utah; Peterborough, Ontario; Napanee, Ontario; Sagard, Germany; Hyeongok Industrial Zone in South Korea; and Sillamäe, Estonia. Applications from products made in this segment include wireless technologies, light-emitting diode ("LED"), flat panel display, turbine, solar, catalyst, steel additive, electronics applications, and others.

 TABLE 7: NON-GAAP ADJUSTED NET LOSS, EBITDA and ADJUSTED EBITDA RECONCILIATION

(In thousands, except share and per share data)

Adjusted Net Loss
	Three Months Ended March 31,
	2013	2012
Net loss attributable to Molycorp stockholders	(47,223)	$(3,478)
Certain non-cash and other items:
Stock-based compensation	(325)	825
Inventory write-downs	37,208	6,563
Loss on foreign currency hedge	—	6,643
Bad debt expense	—	2,500
Impact of purchase accounting on cost of inventory sold	2,497	—

Out-of-ordinary items:
Water removal	3,734	3,520
Molycorp Mountain Pass non-capitalizable costs	649	5,336

Business Expansion items:
Due diligence and other transaction costs	—	3,289
Other business expansion expenses	423	3,159

Income tax effect of above adjustments	(17,233)	(10,052)
Adjusted net (loss) income	(20,270)	18,305
Dividends on Convertible Preferred Stock	(2,846)	(2,846)
Adjusted net (loss) income attributed to common stockholders	$(23,116)	$15,459
Weighted average common shares outstanding	153,314,081	87,006,460
Adjusted net (loss) earnings per share	$(0.15)	$0.18

EBITDA and Adjusted EBITDA	Three Months Ended March 31, 2013

Operating loss	$(59,667)
Depreciation and amortization included in costs of sales	14,309
Depreciation, amortization and accretion	8,223
EBITDA	(37,135)

Stock-based compensation	(325)
Inventory write-downs	37,208
Impact of purchase accounting on cost of inventory sold	2,497
Water removal	3,734
Molycorp Mountain Pass non-capitalizable costs	649
Other business expansion expenses	423
Adjusted EBITDA	$7,051

ABOUT MOLYCORP

Molycorp is the only advanced material manufacturer in the world that both controls a world-class rare earth resource and can produce high-purity, custom engineered rare earth products to meet increasingly demanding customer specifications. A globally integrated manufacturer, the Company produces a wide variety of specialized products from 13 different rare earths (lights and heavies), five rare metals (gallium, indium, rhenium, tantalum and niobium), and the transition metals yttrium and zirconium. With 27 locations across 11 countries, Molycorp also produces rare earth magnetic materials through its Molycorp Magnequench subsidiary, including neodymium-iron-boron ("NdFeB") magnet powders, used to manufacture bonded NdFeB permanent rare earth magnets. Through its joint venture with Daido Steel and the Mitsubishi Corporation, Molycorp manufactures next-generation, sintered NdFeB permanent rare earth magnets. Through its Molycorp Advanced Water Technologies subsidiary, the Company markets and sells its proprietary, cerium-based advanced water purification technology called SorbX™ for use in municipal and industrial wastewater treatment, recreational water, and pool and spa water treatment markets. For more information please visit http://www.molycorp.com.

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that represent Molycorp's beliefs, projections and predictions about future events or Molycorp's future performance. Forward-looking statements can be identified by terminology such as "may," "will," "would," "could," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or the negative of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause Molycorp's actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

Factors that may cause actual results to differ materially from expected results described in forward-looking statements include, but are not limited to: the potential need to secure additional capital to implement Molycorp's business plans, and Molycorp's ability to successfully secure any such capital; Molycorp's ability to complete its planned capital projects, such as its modernization and expansion efforts, including the achievement of an initial annual production rate of 19,050 metric tons at the Mountain Pass rare earth mine and processing facility, which we refer to as the Molycorp Mountain Pass facility, and reach full planned production rates for REO and other planned downstream products, in each case within the projected time frame; the success of Molycorp's cost mitigation efforts in connection with the modernization and expansion efforts at the Molycorp Mountain Pass facility, which, if unsuccessful, might cause its costs to exceed budget; the final costs of Molycorp's planned capital projects, which may differ from estimated costs; Molycorp's ability to successfully integrate Neo Material Technologies, Inc. (now Molycorp Canada), with its operations; Molycorp's ability to achieve fully the strategic and financial objectives related to the acquisition of Molycorp Canada, including the acquisition's impact on Molycorp's financial condition and results of operations; unexpected costs or liabilities that may arise from the acquisition, ownership or operation of Molycorp Canada; risks and uncertainties associated with intangible assets, including any future goodwill impairment charges; market conditions, including prices and demand for Molycorp's products; Molycorp's ability to control its working capital needs; foreign exchange rate fluctuations; the development and commercialization of new products; unexpected actions of domestic and foreign governments; various events which could disrupt operations, including natural events and other risks; uncertainties associated with Molycorp's reserve estimates and non-reserve deposit information, including estimated mine life and annual production; uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns, REO prices, production costs and other expenses for operations, which are subject to fluctuation; uncertainties regarding global supply and demand for rare earths materials; uncertainties regarding the results of Molycorp's exploratory drilling programs; Molycorp's ability to enter into additional definitive agreements with its customers and its ability to maintain customer relationships; Molycorp's sintered neodymium-iron-boron rare earth magnet joint venture's ability to successfully manufacture magnets within its expected timeframe; Molycorp's ability to successfully integrate other acquired businesses; Molycorp's ability to maintain appropriate relations with unions and employees; Molycorp's ability to successfully implement its vertical integration strategy; environmental laws, regulations and permits affecting Molycorp's business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by Molycorp; and uncertainties associated with unanticipated geological conditions related to mining; and the outcome of the stockholder class action litigation, derivative litigation and the SEC investigation, including any actions taken by government agencies in connection therewith.

For more information regarding these and other risks and uncertainties that Molycorp may face, see the section entitled "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and of the Company's Quarterly Reports on Form 10-Q. Any forward-looking statement contained in this release or the Annual Report on Form 10-K or the Quarterly Reports on Form 10-Q reflects Molycorp's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Molycorp's operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. Molycorp assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.